[Analyst presentation posted on www.ahold.com stating the following:

[Slide 1]

                                 [Logo of Ahold]
                              GLOBAL FOOD PROVIDER
                      ACQUISITION OF U.S. FOODSERVICE (TM)
                               1999 ANNUAL RESULTS

                                   March, 2000

[Slide 2]

                                     MISSION

"...To become the world's best and most successful food provider..."

[Slide 3]

                                 A MISSION FOR A
                                 CHANGING MARKET

-    Consumer paradigm shift
     -    E-commerce
     -    Home meal solutions
     -    Away-from-home share of stomach

-    Undiminished opportunities for growth via food retailing continue

-    Increasing convergence of various aspects of food provision

-    Ahold is poised to reach the next level

[Slide 4]

                                    STRATEGY

                                   EXCELLENCE

                                     GROWTH

[Slide 5]

                                AUTONOMOUS GROWTH

-    Investment in existing brands
     -    Identical sales
     -    Profitable investments in square footage
     -    Operational excellence


-    Format differentiation
     -    Supermarkets
     -    Hypermarkets
     -    Convenience stores
     -    Food service

[Slide 6]

                                AUTONOMOUS GROWTH

New channels

     -    Institutional food supply and food service
     -    E-commerce

Product innovation and line extension
     -    Category management
     -    Micro merchandising
     -    Expand specialty and non-food assortment
     -    Meal solutions
     -    Financial and other services
     -    Utilities
     -    Care and convenience

[Slide 7]

                         ACQUISITIONS AND JOINT VENTURES

-    Sound acquisition criteria

     -    Strong brands

     -    Good management

     -    Growth opportunities

     -    Superior return on investment

     -    Earnings per share enhancing

-    Proven consolidator

-    Track record of enhancing returns and growth

-    Leveraging knowledge of local partner(s)

-    Benefits from Ahold Support

[Slide 8]

                                      AHOLD

                             ROYAL AHOLD TO ACQUIRE
                              U.S. FOODSERVICE (TM)

[Slide 9]

                                    Overview

-    Ahold to acquire all outstanding shares in US Foodservice (TM)
- Ahold to pay $26.00 in cash per share for a total consideration of $3.6 billion (including $925 mln. debt)
-    2000 EBITDA multiple of 11.4x
-    48% over March 3 share price at close
-    Closing anticipated 2Q2000
-    Immediate solid EPS contribution

[Slide 10]

                             LEADER IN FOOD SERVICE

U.S.  Foodservice  (TM) is a national  marketer and distributor of food and food
related  equipment,   services  and  supplies  to  a  range  of  commercial  and institutional customers.

[Slide 11]

                              U.S. FOODSERVICE (TM)

-    Headquartered in Columbia, Maryland
-    Second largest foodservice distributor in the U.S.
- Broadline distributor of over 43,000 national, private label and signature brand products
-    Sales of $6.5 billion for calendar 1999
-    140,000 customers; 13,000 foodservice professionals
-    40 distribution centers covering 85% of the U.S.

[Slide 12]

                            FULL SERVICE DISTRIBUTOR

-    Broad and complete product line
-    Consistent quality and availability
-    Reliable, on-time delivery
-    Solid IT infrastructure
     -    State-of-the-art sales, ordering, routing and tracking system
     -    E-commerce technology already on-line
-    Strong distribution asset base
     -    40 nationwide locations
     -    Dry, refrigerated & frozen transport
     -    Average annual sales of $175 million per location
     -    85% of customer base within 150 miles

[Slide 13]

                          FOODSERVICE INDUSTRY OVERVIEW

-    US$147 billion foodservice industry
-    More food dollars spent away from home
-    5% industry growth vs. 3% for supermarket industry
-    Large and highly fragmented industry
-    Consolidation trends are accelerating
-    Economic and demographic trends driving growth
-    Growth means lower costs, better services for customers

[Slide 14]

                                  UFS STRENGTHS

-    Low cost structure
-    Experienced management
-    E-strategy for greater efficiency and top-line growth
-    Stable customer base
-    Value added services to customers
-    Positive mix shifts
-    Superior logistics

[Slide 15]

                            UFS VALUE ADDED SERVICES

-    Contract and Design Services
-    Custom Dining Services (TM) for colleges and universities
-    DirectCare (followed by registered trademark logo) healthcare program
-    To Your Taste (followed by registered trademark logo) recipe program
-    Growth Tips (TM)
     -    Partnership with American Express
     - Tax and business services, equipment financing, commercial loan development, financial advisory

[Slide 16]

                               NEXTDAYGOURMET.COM

-    First broadline provider to offer equipment and supplies via Internet
-    Reduced carrying costs and delivery times
-    17,000 hits per week
-    Annualized sales of $100 mln
-    Adding  to  topline  growth
-    Dedicated warehouses in Indianapolis and Minneapolis

[Web page stating the following information:

http://www.nextdaygourmet.com/store/default.asp

          welcome to next day gourmet

NEXT DAY
GOURMET

Next Day Gourmet (followed by trademark logo) is one of    SHOPPING AISLES
the largest providers of equipment                         Baking Supplies
and supplies to the foodservice                            Bar Equipment
industry. We now offer our                                 Bar Supplies
complete line of professional                              Beverages
equipment to the discriminating                            China
consumer. From wooden spoons                               Cleaning Supplies
to china and glassware Next Day                            Clothing
Gourmet (followed by trademark logo)                       Countertop Equipment
will provide you with the best quality                     Cutlery
kitchen items available in the industry.                   Dining Room

We offer major brands such as Homer Laughlin china, Oneida flatware, Libbey Glass, Cambro dining supplies and Vollrath pots and pans. In addition to these well established domestic companies Next Day Gourmet
(followed by trademark logo) imports kitchen and dining supplies from around the world.]

[Slide 17]

                               NEXTDAYGOURMET.COM

-    Business-to-Business Strategy
     - Increased operating efficiency and higher inventory turns on sales of equipment and supplies
     -    Migrate food ordering to web-based systems
     -    Technology leadership in industry to drive new relationships

-    Business-to-Customer Strategy
     - To be the destination of choice for foodservice professionals for specialty foods, cooking supplies and other unique items
     -    Leverage existing assets to efficiently build customer business

[Slide 18]

                         U.S. FOODSERVICE (TM) DIVISIONS

[Map of the United States showing locations of U.S. Foodservice Divisions and Next Day Gourmet]

[Slide 19]

                                   UFS BRANDS

                          [Logo of Cross Valley Farms]

                                [Logo of Roseli]

                                [Logo of Rituals]

     [Logo of el Pasado Authentic Mexican Cuisine With A Touch Of The Past]

                             [Logo of Harbor Banks]

[Slide 20]
                               UFS GROWTH STRATEGY

- Strong organic growth by penetrating existing markets and improving operating leverage

-    Margin expansion
     -    private label growth
     -    growth in higher margin street sales
     -    continued synergies from Rykoff-Sexton acquisition
     -    other cost reductions
     -    leading to strong consumer benefit

-    Acquisitions (stand-alone and fold-in)

Sales growth of 8 - 10%
EBITDA Growth of 11 - 13%

[Slide 21]

                                 AHOLD AND UFS:
                             PLATFORM FOR INNOVATION

-    Opportunities for innovation between institutional and retail business
-    Existing food service business: Deli XL and ICA Meny
-    National presence with enhanced fulfillment capacity
-    Growth opportunities
-    Shared   philosophy  of  local   marketing/distribution   with  centralized
     administration and procurement
-    Able to meet challenges of the global food industry

[Slide 22]

                                 AHOLD AND UFS:
                                  OPPORTUNITIES

-    Innovations

     -    Gourmet food positioning
     -    Deli and small scale private catering solutions
     -    New categories for NextDayGourmet.com

-    E-commerce

     -    Use of existing warehouse facilities and distribution
     -    Share technology and back-end knowledge

-    Internalization of fulfillment

     -    primarily HMR & Deli purchases

-    Shared supplier base
-    Better serve UFS and Ahold customers with further growth and savings

[Slide 23]

                                    SYNERGIES

-    Cost reductions
-    Purchasing
-    Distribution and logistics
-    Technology
-    Coordination of home meal replacement
-    Use of brand names, signature brands and trademarks
-    Gourmet food distribution
-    IT and e-business
-    Finance and insurance
          Realizable synergies and cost savings of US$ 75 million - US$100 million annually

[Slide 24]

                          VALUE FOR AHOLD SHAREHOLDERS

-    In line with strategic objectives
-    Valuable resources and platform
     -    industry leader
     -    experienced management
     -    best-in-class asset base
     -    US-European best practice exchange

-    Synergies of $75 million to $100 million annually
-    Immediate solid EPS enhancement
-    EVA positive in 4 years
-    New vehicle for growth

[Slide 25]

                              UFS SHARE PERFORMANCE

[Graph representing the following information:

Date              Price
12-03-99        22.15625
19-03-99        21.65625
26-03-99              22
02-04-99         22.5625
09-04-99          21.875
16-04-99          21.875
23-04-99          20.875
30-04-99        21.03125
07-05-99           22.25
14-05-99           23.25
21-05-99        23.28125
28-05-99           22.25
04-06-99        23.34375
11-06-99        22.96875
18-06-99        21.15625
25-06-99        22.34375
02-07-99            21.5
09-07-99        21.09375
16-07-99        21.09375
23-07-99        20.90625
30-07-99        21.21875
06-08-99         21.0625
13-08-99         19.3125
20-08-99          22.125
27-08-99          20.375
03-09-99         21.0625
10-09-99            20.5
17-09-99            19.5
24-09-99         18.3125
01-10-99         17.5625
08-10-99              17
15-10-99          17.625
22-10-99              17
29-10-99         19.1875
05-11-99         17.6875
12-11-99         19.5625
19-11-99           18.75
26-11-99         18.1875
03-12-99            18.5
10-12-99          16.875
17-12-99         14.5625
24-12-99           15.25
31-12-99           16.75
07-01-00         18.4375
14-01-00          17.875
21-01-00         17.9375
28-01-00         17.6875
04-02-00              12
11-02-00              13
18-02-00         11.8125
25-02-00            15.5
03-03-00        17.4375]

[Slide 26]

                              UFS INCOME STATEMENT

[Table stating the following information:

                                            4 quarters ended 31-Dec.
(in $ mln)                         1999                       1998

Sales                             6,545                      5,806
Gross margin                      1,220    18.6%             1,084    18.7%
EBITDA                              290                        256
Depreciation and amortization        58                         60
EBIT                                232                        197
Interest                             64                         67
Taxes                                66                         52
Net Income                          101                         78]

[Slide 27]

                                UFS BALANCE SHEET

[Table stating the following information:

                                                3-Jul            27-Jun
                                               FY 1999           FY 1998
(in $ mln)
Tangible fixed assets                             454               437
Intangible Fixed Assets                           664               583
Current Assets                                    895               797
Total Assets                                    2,013             1,818

Shareholders' equity                              829               585
Long term debt                                    534               651
Other non-current liabilities                     134               73
Current liabilities                               515               509
Total Shareholders' Equity and Liabilities      2,013             1,818]

[Slide 28]

                               KEY INDICATORS 1999

[Table stating the following information:

                                                         UFS              AHOLD

EBIT % of sales                                          3.5%              4.2%

EBITDA % of sales                                        4.4%              6.8%

CROCE (incl. goodwill)                                  19.2%             17.6%

Aver. Net Debt / EBITDA                                  2.4               2.1

Interest Coverage                                        3.6               3.9]

[Slide 29]

                         SUMMARY: A LOGICAL TRANSACTION

-    In Line With Ahold's Mission and Strategy
-    Abundant Synergies to be Achieved
-    Beneficial to all Stakeholders
-    Improves ability to serve UFS customers better
-    New Growth Vehicle for Ahold USA
-    Expansion of Geographic Coverage in U.S.
-    Positive Financial Impact
-    EPS Enhancement

[Slide 30]

                                 [Logo of Ahold]

                          [Logo of US Foodservice (TM)]

[Slide 31]

                                  GLOBAL REVIEW

[Slide 32]

     GROWTH IN THE UNITED STATES

     -    Provide best value for customers

     -    Autonomous growth

     -    Development of new formats and pursuit of new business channels

     -    Expand e-commerce initiatives

     -    Acquisitions in new or adjacent markets

     -    Streamline distribution and logistics

     -    Growing bottom line faster than top line

[Slide 33]

     Growth in The Netherlands

-    Capture increased share of stomach

-    Increase distribution efficiency and flexibility

-    Format innovations

-    Albert Heijn Home Shopping

-    Solid earnings growth

[Slide 34]

                                GROWTH IN EUROPE

Portugal

-    Expansion of joint venture partnership under review

-    Significant benefits from European synergies

Central Europe

-    Strong and profitable growth in Czech Republic

-    Polish operations due to break even in 2001

Spain

-    Continued growth through fill-in acquisitions

-    Secure regional market leadership positions

[Slide 35]

                           EXPANSION IN NORDIC MARKETS
                    INTEGRATING ISOLATED MARKETS INTO EUROPE

[Map of Sweden, Finland, Baltic States, Norway and Denmark]

Sweden

-    Pop. 8.9 million

-    Food spending $2.800

Norway

-    Pop. 4.4 million

-    Food spending $5,000

USA

-    Pop. 272.9 million

-    Food spending $3,200

France

-    Pop. 58.8 million

-    Food spending $2,600

Netherlands

-    Pop. 8.9 million

-    Food spending $1,900

[Slide 36]

                                    AHOLD-ICA

-    Strong drive for professionalism

-    Shift towards successful franchise formula

-    Analogy with Albert Heijn and Schuitema C1000

-    Significant opportunities for synergies

-    Excellent top line and EBIT growth opportunities

-    Growth potential for ICA Statoil joint venture

-    Sharing best practices

-    Guidance from Ahold European Competence Centers

-    Cultural fit, local adaptiveness, global synergies

[Slide 37]

                        SOLID EXPANSION IN LATIN AMERICA

La Fragua

-    Leader in Guatemala, growing in Honduras & El Salvador

-    Growth via strong square footage expansion

-    Integration into Ahold network

Disco-Ahold International Holdings

-    Continuous expansion of Disco & VEA in various formats

-    Infrastructure projects at Disco, new DC in Chile

-    Internet shopping at Disco

-    Turn around for Santa Isabel in Chile and Peru

-    Future growth through efficiency improvements and store expansion

[Slide 38]

                        SOLID EXPANSION IN LATIN AMERICA

Bompreco

-    Undisputed market leader in northeast Brazil

-    Major commitment to future growth which is driven by:

     -    New hypermarkets and supermarkets

     -    Several remodelings in both Recife and Bahia regions

     -    Upgrade distribution in Bahia

     -    Margin improvement in Bahia

     -    Improving merchandising (own-label, etc.)

     -    Hipercard

     -    Explore possible buying synergies with Se

[Slide 39]

FOCUSING IN ASIA

-    Focus on Thailand, Indonesia and Malaysia

-    Major expense reductions in all regions

-    Organic growth of 13 new stores in 2000

-    Future growth driven by:

     -    Growing  critical  mass  in  all  countries  (to  improve   purchasing
          conditions and leverage fixed costs)

     -    Improving store operations

     -    Further improvement of distribution

-    Objective is to break-even by year-end

[Slide 40]

                               AHOLD IN E-COMMERCE

                                   March, 2000

[Slide 41]

                                 E-COMMERCE BIAS

Order Entry                Delivery

Internet                   Home

Mobile Phone               Pick up Point

Interactive TV             Store

Fax                        Other

Telephone

[Slide 42]

                                 AHOLD STRATEGY

                                      BRAND

                                DIGITAL COMMERCE

                                GLOBAL TECHNOLOGY

                              REGIONAL FULFILLMENT

                                MARKETING (LOCAL)


[Slide 43]

                                   TECHNOLOGY

-    AH based back-end system

     -    Albert Heijn

     -    Stop & Shop

-    Newly developed front-end system

-    Scale and upgrade (USA, AH, other)

-    Partnering

[Slide 44]

                                   FULFILLMENT

-    Wareroom and Warehouse based business model

-    Economically viable

-    Develop partnerships in delivery

-    Physical products and services

[Slide 45]

                                    MARKETING

-    Site content

     -    Information

     -    Digital Products

     -    Entertainment

     Developed with selective strategic partners

Interactive Communication

     -    On-line circular

     -    Store planograms

     -    Shopping list

-    Global Brand

[Slide 46]

                               AHOLD IN E-COMMERCE

                   BUSINESS-TO-BUSINESS/ BUSINESS-TO-CUSTOMER

[Table representing the following information:

                                                 1999              2000E

B-to-C      Sales (E mln)                      61                240
            Customers per year                 +/-300,000        +/- 1,150,000

            *AH (groceries)                    60%               70%
            *USA (groceries)                   80%               90%

B-to-B
            *Deli XL                           15%               30%

B-to-B      Global Net Xchange]

[Slide 47]

                                 CUSTOMER SALES

[Table representing the following information:

                            1999           2000P           2001P          2002P
Sales (E mln)                61             240             500            950
As % of Total Sales         0.2%            0.6%            1.2%           1.8%]

[Slide 48]

                                CURRENT SITUATION

NETH

*www.Ahold.nl

**www.ah.nl

**www.gall.nl

**www.delixl.nl

CZECH

*www.ahold.cz

SWE

*www.ica.se

NOR

*www.hakon.no

PORT

**www.pingodoce.pt

USA

*www.aholdusa.com

*www.bilo.com

*www.giantfood.com

**www.stopandshop.com

*www.topsmarkets.com

GUATA

*www.lafragua

ARG

**www.disco.com.ar

BRAZ

*www.bompreco.com.br

THAI

*www.tops.com.th

     *information only

     **electronic ordering

[Slide 49]

                              1999 FINANCIAL REVIEW

[Slide 50]

[Table stating the following information:

                                 HIGHLIGHTS 1999

(in E mln)                    1999        Growth 1999 vs 1998             1998

Sales                        33,560              26.7%                   26,484

EBITDA                        2,283                                       1,690

as a % of sales                 6.8%                                        6.4%

EBIT                          1,415              39.1%                    1,017

as a % of sales                 4.2%                                        3.8%

NET EARNINGS                    752              37.4%                      547

EPS
(including currency impact)    1.15              25.5%                     0.92

EPS
(excluding currency impact)    1.12              22.0%                     0.92]

[Slide 51]

[Table stating the following information:

                                  HIGHLIGHTS Q4

(in E mln)                     1999       Growth 1999 vs 1998             1998

SALES                         8,580              12.8%                    7,604

EBITDA                          641                                         513

as a % of sales                 7.5%                                        6.7%

EBIT                            420              31.7%                      319

as a % of sales                 4.9%                                        4.2%

NET EARNINGS                    237              35.8%                      175

EPS
(including currency impact)    0.36              34.9%                     0.27

EPS
(excluding currency impact)    0.34              25.6%                     0.27]

[Slide 52]

                                AHOLD (in E mln)

[Bar graph representing the following information:

                  Sales                     EBIT (as % of sales)

1999              33,560                     4.2%

1998              26,484                     3.8%

1997              22,947                     3.6%

1996              16,580                     3.4%

1995              13,435                     3.1%]

[Table representing the following information:

                            1999           growth              1998

Sales (in E mln)           33,560           26.7%             26,484

EBIT (in E mln)            1,415            39.1%             1,017]

[Slide 53]

                                 USA (in $ mln)

[Bar graph representing the following information:

                  Sales                     EBIT (as % of sales)

1999              20,340                     4.9%

1998              16,182                     4.4%

1997              14,299                     4.0%

1996              11,244                     3.1%

1995              8,336                      2.7%]

[Table representing the following information:

                              1999           growth              1998

Sales (in $ mln)             20,340           25.7%             16,182

EBIT (in $ mln)               1,001           40.3%                713]

[Slide 54]

                           THE NETHERLANDS (in E mln)

[Bar graph representing the following information:

                  Sales                     EBIT (as a % of sales)

1999              8,086                      4.2%

1998              7,712                      3.9%

1997              7,229                      3.4%

1996              6,788                      3.3%

1995              6,499                      3.0%]

[Table representing the following information:

                            1999         Growth          1998

Sales (in E mln)           8,086           4.9%          7,712

EBIT (in E mln)            337.2          10.7           304.6]

[Slide 55]

                             OTHER EUROPE (in E mln)

[Bar graph representing the following information:

                  Sales                     EBIT (as % of sales)

1999              2,367                      5.1%

1998              1,737                      5.6%

1997              1,451                      5.6%

1996              1,151                      6.5%

1995              866                        6.4%]

[Table representing the following information:

                            1999           growth             1998

Sales (in E mln)           2,368            36.3%             1,737

EBIT (in E mln)            121.9            24.9%             97.6]

[Slide 56]

                            LATIN AMERICA (in E mln)

[Bar graph representing the following information:

                  Sales                     EBIT (as % of sales)

1999              3,497                      2.7%

1998              2,116                      3.0%

1997              1,190                      3.1%]

[Table representing the following information:

                            1999            growth             1998

Sales (in E mln)           3,497            65.2%             2,116

EBIT (in E mln)            96.7             54.0              62.8]

[Slide 57]

                             ASIA PACIFIC (in E mln)

[Bar graph representing the following information:

                  Sales                     EBIT (as % of sales)

1999              476                       -8.6%

1998              410                      -11.5%

1997              420                       -8.6%

1996              25                       -36.0%]

[Table representing the following information:

                           1999             growth            1998

Sales (in E mln)           476              16.2%             410

EBIT (in E mln)            -40.8            10.8%             -46.9]

[Slide 58]

                                INTEREST COVERAGE

[Bar graph representing the following information:

1999              3.91

1998              4.18

1997              3.60

1996              3.83

1995              3.62]

Interest Coverage = EBIT / (Interest Income - Interest Expenses)]

[Slide 59]

                               CASHFLOW (in E mln)

[Bar graph representing the following information:

1999              1,709

1998              1,218

1997              903

1996              685

1995              519

Excluding minority interest]

[Slide 60]

                         CAPITAL EXPENDITURES (in E mln)

[Bar graph representing the following information:

1999              1,611

1998              1,203

1997              1,116

1996              640

1995              476

Net of divestments and excluding acquisitions]

[Slide 61]

                                  BALANCE SHEET

[Table representing the following information:

                                                     1999              1998

Net tangible and intangible fixed assets             8,685             6,942
Financial fixed assets                               464               459

Fixed Assets                                         9,149             7,402
Inventories                                          2,552             1,996
Receivables                                          1,697             1,509
Cash and short-term investments                      888               519

Current Assets                                       5,137             4,025

TOTAL Assets                                         14,286            11,426

Total Equity                                         2,126             1,553
Minority interests in equity                         336               243

Group Equity                                         2,462             1,796

Capital Accounts                                     3,322             2,656

Provisions                                           1,087             1,100

Long-term debt                                       3,797             3,063
Short-term debt                                      6,080             4,607

TOTAL LIABILITIES                                    14,286            11,426]

[Slide 62]

                                   NET GEARING



[Bar graph representing the following information:

                  Net Gearing               Net Gearing Including Capital Leases

1999              206%                                        160

1998              238%                                        190

1997              174                                         131

1996              172                                         125

1995              106                                          69]

[Slide 63]

                                CAPITAL ACCOUNTS

[Bar graph representing the following information:

               Group Equity/Total assets         Capital Accounts/Total assets

1999                    17%                                   23%

1998                    16%                                   23%

1997                    19%                                   21%

1996                    18%                                   21%

1995                    25%                                   29%]

[Slide 64]

                            AVERAGE NET DEBT/ EBITDA

[Bar graph representing the following information:

1999              2.09

1998              1.59

1997              1.92

1996              1.48

1995              1.43

Average Net Debt/EBITDA = Average Net Interest Bearing Debt/EBITDA]

[Slide 65]

                                  CROACE AHOLD

[Bar graph representing the following information:

CROACE = EBITDA/Average Capital Employed

                  Excluding Goodwill                 Including Goodwill

1999              17.7%                                       31.8%

1998              19.0%                                       31.3%

1997              19.3%                                       32.3%

1996              23.9%                                       34.2%]

[Slide 66]

                                OUTLOOK FOR 2000

-    Higher sales and operating results in all regions

-    EPS growth (exc. Currency fluctuations)

     -    At least 15%

     -    17 to 20%, including acquisitions

-    7% autonomous sales growth in the United States

-    Approx. 170 new stores in existing European chains

-    10% autonomous growth in Latin America

-    Sales growth in Asia

[Slide 67]

                                      AHOLD

                             FINANCING REQUIREMENTS

[Slide 68]

                             FINANCING REQUIREMENTS

-    Total financing requirement E4.4 bln. For ICA and U.S. Foodservice TM

-    Several acquisitions have been completed in 1999

- Committed to interest coverage ratio, net gearing and net debt/ EBITDA ratio

-    Financing mix:

     -    E 3 bln. Equity and/ or equity linked offering

     -    remainder to be financed by public debt

[Slide 69]

This presentation contains certain statements that are neither reported financial results nor other historical information. These statements are forward-looking statements within the meaning of the safe-harbor provisions of the U.S. federal securities laws. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. Many of these risks and uncertainties relate to factors that are beyond Ahold's ability to control or estimate precisely, such as future market and economic conditions, the behavior of other market participants, the ability to successfully integrate acquired businesses and achieve anticipate synergies and the actions of government regulators. These and other risk factors are detailed in Ahold's publicly filed reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Ahold does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of these materials.

[Slide 70]

U.S. FoodserviceTM stockholders are advised to read the tender offer statement regarding the acquisition of U.S. FoodserviceTM referenced in this presentation, which will be filed by Ahold with the U.S. Securities and Exchange Commission and the related solicitation/recommendation statement which will be filed by U.S. FoodserviceTM with the Commission. The tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the solicitation/recommendation statement will contain important information which should be read carefully before any decision is made with respect to the offer. These documents will be made available to all stockholders of U.S. FoodserviceTM, at no expense to them, by contacting Royal Ahold's Investor Relations Department at +31 75 659 5828 or via Investor.relations@corp.ahold.nl. These documents also will be available at no charge at the SEC's website at www.sec.gov.]